Exhibit 5.1

June 22, 2017

Granite Point Mortgage Trust Inc.
590 Madison Avenue
36th Floor
New York, NY 10002

Re:                             Granite Point Mortgage Trust Inc., a Maryland corporation (the “Company”) — Registration Statement on Form S-8 pertaining to up to 3,242,306 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) to be issued subsequent to the date hereof under the Granite Point Mortgage Trust Inc. 2017 Equity Incentive Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company under the Registration Statement on Form S-8 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 22, 2017 (the “Registration Statement”).  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 7, 2017, Articles of Amendment and Restatement filed with the Department on June 19, 2017, and Articles Supplementary filed with the Department on June 19, 2017;

(ii)                                  the Bylaws of the Company, adopted on or as of April 7, 2017 (the “Original Bylaws”), and the Amended and Restated Bylaws of the Company, adopted on or as of June 14, 2017 (the “Amended and Restated Bylaws”, and together with the Original Bylaws, the “Bylaws”);

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(iii)                               the Unanimous Written Consent of the Board of Directors of Granite Point Mortgage Trust, Inc. in Lieu of Organizational Meeting of the Board of Directors, dated as of April 7, 2017 (the “Organizational Minutes”);

(a)                                 resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on or as of May 23, 2017 and June 14, 2017 (the “Existing Directors’ Resolutions”, and together with the Organizational Minutes and the Final Determinations (as defined herein), the “Directors’ Resolutions”);

(iv)                              the Plan;

(v)                                 resolutions adopted by the sole stockholder of the Company on or as of June 14, 2017 (the “Stockholder Resolutions”);

(vi)                              a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)                           the Registration Statement in substantially the form filed or to be filed with the Commission pursuant to the Act

(viii)                        a Certificate of Rebecca B. Sandberg, Secretary of the Company, dated as of the date hereof (the “Officers’ Certificate”), certifying that, as a factual matter, the Charter, the Bylaws, the Directors’ Resolutions, the Stockholder Resolutions and the Plan are true, correct and complete, and have not been rescinded or modified except as noted therein, and as to the manner of adoption of the Directors Resolutions and the Stockholder Resolutions; and

(ix)                              such other laws, records, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                 each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 the Officers’ Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof;

(e)                                  none of the Shares will be issued or transferred in violation of the provisions of the Article VII of the Charter relating to restrictions on ownership and transfer of capital stock;

(f)                                   the Company has not, and is not required to be, nor will it be required to be upon consummation of the issuance of the Shares, registered under the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder; and

(g)                                  each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)                                 The Shares have been generally authorized for issuance pursuant to the Plan and if, as and when the Shares are issued subsequent to the date hereof either as awards of restricted stock or upon the exercise of options or in respect of phantom shares or dividend equivalent rights, or in respect of other stock-based awards, in each case duly authorized by the Board of Directors of the Company or a properly appointed committee thereof to which the Board of Directors has delegated the requisite power and authority, in exchange for the consideration therefor, all in accordance with, and subject to the terms and conditions of the Plan and the awards of restricted stock or options or phantom shares or dividend equivalent rights, or other stock-based awards, relating to such Shares, such Shares will be duly authorized, validly issued and fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Ballard Spahr LLP